                                                                     EXHIBIT 2.2

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

            This Amendment No. 1 dated as of June 30, 2000 (this "Amendment") is to the Asset Purchase Agreement dated May 17, 2000 (the "Agreement") made by and among Salsa Digital, Ltd., a limited partnership organized under the laws of Texas ("Salsa Digital"), Signtech Japan, Ltd., a corporation organized under the laws of Japan ("Signtech Japan"), Salsa Digital DO Brasil, Ltda., a corporation organized under the laws of Brazil ("Signtech Brazil"), Salsa Digital (Guangzhou) Ltd., a corporation organized under the laws of China ("Signtech China"), Salsa Dubai Corp., a corporation to be named and formally organized under the laws of United Arab Emirats by Salsa Digital ("Salsa Dubai"), Salsa Technology Pte Ltd., a corporation organized under the laws of Singapore ("Salsa Singapore"), NUR Macroprinters Ltd., a corporation organized under the laws of Israel ("NUR"), Salsa Digital Printers Ltd., a corporation organized under the laws of the State of Delaware ("US Purchaser"), and Nur Hungary Trading and Software Licensing Limited Liability Company, a limited liability company organized under the laws of Hungary ("Non-US Purchaser"). Signtech Japan, Signtech Brazil, Signtech China, Signtech Belgium, Salsa Dubai and Salsa Singapore are sometimes referred to herein as the "Selling Subsidiaries." US Purchaser and Non-US Purchaser are sometimes referred to herein as the "Purchasing Subsidiaries."

            WHEREAS, Salsa Digital and each of the Selling Subsidiaries have agreed to sell and the Purchasing Subsidiaries have agreed to acquire all of Salsa Digital's, and have acquired an option to purchase each of the Selling Subsidiaries', respective, rights, title and interests in and to the Purchased Assets, subject to the Purchasing Subsidiaries' assumption of the Assumed Liabilities upon the terms of, and subject to the conditions contained in, the Asset Purchase Agreement; and

            WHEREAS, the parties to the Asset Purchase Agreement desire to add additional parties and make other amendments to the Asset Purchase Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and warranties herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows (capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement):

                                   ARTICLE I
                                   AMENDMENTS

      1.1   PARTIES.

            (a) The following entities are hereby added as parties to, and are treated for all purposes as if they were original parties to, the Asset Purchase
Agreement: NUR Asia Pacific Ltd., a corporation organized under the laws of Hong Kong ("NUR Hong Kong"), NUR Europe S.A., a corporation organized under the laws of Belgium ("NUR Europe") and Encre Consumables B.V., a corporation organized under the laws of the Netherlands ("NUR Netherlands"). NUR Hong Kong, NUR Europe and NUR Netherlands are hereby included within the definition of the Purchasing Subsidiaries for the purposes of the Asset Purchase Agreement.

            (b) The corporate name of Salsa Digital Printers Ltd. was mistakenly referred to in the Asset Purchase Agreement as Salsa Digital Printing Ltd. Accordingly, all references to Salsa Digital Printing Ltd. are hereby amended to read Salsa Digital Printers Ltd.

      1.2 SALSA BRAZIL PURCHASE OPTION. Salsa Digital and Salsa Brazil hereby grant to NUR and the Purchasing Subsidiaries the option to purchase the respective rights, title and interests in and to all or a portion of the Purchased Assets held by Salsa Brazil or, at NUR's or the Purchasing Subsidiaries' option, 100% of the outstanding capital stock of Salsa Brazil (the "Salsa Brazil Purchase Option"). The Salsa Brazil Purchase Option shall be exercisable by written notice to Salsa Digital at any time from the date hereof through the date that is 90 days from the date hereof, which notice shall state the portion of the Purchased Assets and/or the capital stock of Salsa Brazil to be purchased. The Closing of the transactions contemplated by the exercise, if any, of the Salsa Brazil Purchase Option shall take place within 30 days of the delivery of the above notice. Any additional purchase price for the assets or the stock, as the case may be, of Salsa Brazil shall be the assumption of such liabilities of Salsa Brazil or $100.00 as the parties shall mutually determine.

      1.3 CASH DISTRIBUTIONS AND PURCHASE PRICE ADJUSTMENTS. Paragraphs (b) through (j) of Section 3.1 of the Asset Purchase Agreement shall be replaced in their entirety by the following:

            "(b) On or before August 15, 2000, Salsa Digital shall deliver to NUR, and NUR shall approve, the following:

                (i)   with respect to Signtech China,

                        (1) a statement as of June 30, 2000 setting forth the amount of cash, if any, to which Hary Gandy is entitled under prior agreements with Salsa Digital (the "Hary Gandy Cash Allotment"); and

                        (2) a statement as of June 30, 2000 setting forth the amount of cash, if any, to which Signtech USA, Ltd. is entitled under prior agreements with Salsa Digital (the "Signtech China Cash Allotment"); and

                (ii) with respect to the portion of the Business conducted in Belgium ("Salsa Belgium"), a statement as of June 30, 2000 showing the amount by which (A) all cash held for the benefit of or in the name of Salsa Belgium exceeds (B) all cash liabilities with respect to Salsa Belgium, which statement of cash liabilities shall be prepared in the manner set forth in subparagraph
(1) above (such difference, the "June 30th Belgium Cash Excess");

            (c) Within five calendar days after receipt and approval of the calculation for the Hary Gandy Cash Allotment and the Signtech China Cash Allotment, NUR and the Purchasing Subsidiaries shall deliver to Salsa Digital for the benefit of Salsa Digital, Hary Gandy and Signtech USA, Ltd., an amount equal to the Hary Gandy Cash Allotment and the Signtech China Cash Allotment. NUR and the Purchasing Subsidiaries shall be required to deliver such funds to

Salsa Digital under this Section 3.1(c) only to the extent NUR shall have been be transferred funds held for the benefit of Signtech China sufficient to pay such amount.

            (d) If the June 30th Belgium Cash Excess shall be greater than $0, NUR and the Purchasing Subsidiaries shall pay to Salsa Digital an amount equal to the amount by which the June 30th Belgium Cash Excess is greater than $0. If the June 30th Belgium Cash Excess shall be less than $0, Salsa Digital shall pay to NUR and the Purchasing Subsidiaries an amount equal to the amount by which the June 30th Belgium Cash Excess is less than $0. Payments, if due under this
Section 3.1(d), shall be made within five calendar days after receipt of the calculation and approval of the June 30th Belgium Cash Excess.

            (e) The final purchase price (the "Purchase Price") shall be determined in accordance with the provisions of this Section 3.1(e), together with the adjustments, if applicable and if any, made in Sections 3.1(c) and (d) hereof. As promptly as possible following the Closing Date, but no later than 30 days after the Closing Date, NUR and Salsa Digital shall cooperate in the preparation of a statement of net assets acquired from Salsa Digital as of June 30, 2000 (the "Final Balance Sheet") as follows. The Final Balance Sheet shall show, as of June 30, 2000, current assets, current liabilities and Net Asset Value (as hereinafter defined) substantially in type, amount, form and substance as that shown on Section 3.1(d) of the Disclosure Schedule, shall be prepared by Burnside & Rishebarger ("B&R"), and shall be subject to the review and approval of David Owen, CPA, who is Salsa's independent public accountant, NUR and Ernst & Young International LLP, independent public accountants for NUR ("E&Y"). Within the later of (i) 60 days after the Closing Date and (ii) 30 days after receipt of the draft Final Balance Sheet, E&Y shall have conducted and delivered an audit of such draft Final Balance Sheet. The Final Balance Sheet shall be prepared in accordance with generally accepted accounting principles. E&Y will deliver an audit report with respect to the Final Balance Sheet stating to NUR and Salsa Digital that the Final Balance Sheet has been prepared in accordance with the terms of this Agreement. NUR and Salsa Digital shall cause E&Y to provide NUR and its representatives reasonable access to the E&Y work papers for the purpose of evaluating the Final Balance Sheet and Salsa Digital shall cause B&R to provide NUR and its representatives reasonable access to B&R's work papers (for both current and prior fiscal years) for the purpose of performing the audit of the Final Balance Sheet and to assist in evaluating the completeness and accuracy of such physical inventory.

            (f) The Final Balance Sheet delivered pursuant to Section 3.1(e) hereof shall be accompanied by a statement prepared by E&Y, setting forth, together with the calculations showing the basis for the determination of such sums, the amount, if any, by which (i) the aggregate value of the Purchased Assets, minus (ii) the Assumed Liabilities, in each case as shown on the Final Balance Sheet (the "Net Asset Value"), is greater than, or less than, $8,000,000.

            (g) If NUR or Salsa Digital disputes the Final Balance Sheet, the disputing party shall notify the other party in writing (the "Dispute Notice") within twenty (20) calendar days after delivery thereof setting forth the amount, nature and basis of the dispute. Within the following thirty (30) days, the parties shall use their best efforts to resolve such dispute. Upon their failure to do so, the dispute shall be submitted for arbitration as follows:

                (i) The arbitrator shall be the public accounting firm of BDO Seidman LLP located in New York, New York, unless both parties agree on the selection of another arbitrator. In the event the selected arbitrator declines or is unable to serve for any reason, the parties shall select another arbitrator. Upon their failure to agree on another arbitrator, the jurisdiction of the Supreme Court of the State of New York shall be invoked to make such selection.

                (ii) The arbitrator shall follow the Commercial Arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrator shall substantially comply with the rules of evidence; shall grant essential but limited discovery; shall provide for the exchange of witness lists and exhibit copies; shall conduct a pretrial and consider dispositive motions. Each party shall have the right to request the arbitrator to make findings of specific factual issues. The arbitrator shall complete its proceedings and render decision within forty (40) days after submission of the dispute to it unless both parties agree to an extension. Each party shall cooperate with the arbitrator to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrator to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party. If the arbitrator does not fulfill its responsibilities on a timely basis, either party shall have the right to require a replacement and the appointment of a new arbitrator.

                (iii) The decision of the arbitrator shall be final and binding upon the parties and accordingly a judgment by a court of competent jurisdiction may be entered in accordance therewith.

            (h) The fees and expenses of the arbitrators in connection with the resolution of disputes pursuant to Section 3.1(g) hereof shall be borne equally by NUR and Salsa Digital.

            (i) If the Net Asset Value is less than $8,000,000, the Escrow Agent shall pay to NUR or the Purchasing Subsidiaries an amount in cash that is equal to the amount by which the Net Asset Value is less than $8,000,000 as provided in the Indemnification and Escrow Agreement.

            (j) Within 10 days of the later of (i) the end of the period for giving the Dispute Notice, and (ii) if a Dispute Notice has been given, the earlier of the resolution of such dispute by NUR and Salsa Digital or a determination of the arbitrator pursuant to Section 3.1(g) hereof, NUR and Salsa Digital shall give notice in writing to the Escrow Agent of the amounts due to NUR and/or Salsa Digital pursuant to this Section 3.1. Such amount shall be promptly paid by the Escrow Agent as provided in the Indemnification and Escrow Agreement.

            (k) If the Purchase Price is adjusted pursuant to this Section 3.1 hereof, the allocation of the Purchase Price among the Purchased Assets as provided for on Section 3.2 of the Disclosure Schedule shall be appropriately modified to reflect increases or decreases in the various asset categories which give rise to such adjustments. Any disputes concerning such changes in allocation shall be resolved in accordance with the procedures set forth in
Section 3.1(g) hereof and the expenses incurred in connection therewith shall be borne in the manner specified in Section 3.1(h) hereof."

      1.4   DISTRIBUTION OF CASH CLASSIFIED AS EXCLUDED ASSETS.

            (a) The parties hereto acknowledge that Salsa Digital was entitled to remove from accounts held in its name all cash as of April 30, 2000 in excess of $937,000 and that Salsa Digital did not remove such funds from such accounts (such excess funds, the "Salsa Digital Excess"). Salsa Digital and NUR shall use their best efforts to calculate the amount of the Salsa Digital Excess as of April 30, 2000 and arrange for their transfer from such accounts to a separate account for the benefit of Salsa Digital as soon as possible after the date hereof. The Salsa Digital Excess shall not be considered in the calculation of the balance sheets provided for in Section 3.1 of the Asset Purchase Agreement.

            (b) The parties hereto agree that Salsa Digital and related parties were entitled to remove from accounts held for the benefit of Signtech China all cash as of April 30, 2000 in such accounts. Accordingly, Salsa Digital and NUR shall use their best efforts to prepare a statement as of April 30, 2000 showing the difference between (A) all cash held for the benefit of or in the name of Signtech China and (B) all cash liabilities with respect to Signtech China, which statement of cash liabilities shall be prepared in the manner of the statement titled "Required Cash @ Salsa Digital" attached to Section 1.3 of Disclosure Schedule and shall also include all liabilities related to the employees of Signtech China (such difference, the "April 30th China Cash Excess"). NUR shall transfer to Salsa Digital the April 30th China Cash Excess as soon as possible after the April 30th China Cash Excess is calculated and agreed to by NUR and Salsa Digital. NUR and Salsa Digital agree that the April 30th China Cash Excess and the Hary Gandy Cash Allotment shall be calculated in such a way as to ensure that there is no double counting of the Hary Gandy Cash Allotment or the Signtech China Cash Allotment.

      1.5   SCHEDULE ADDITION. The attached Schedule 3.2 shall be included as
Schedule 3.2 to the Asset Purchase Agreement as of the date hereof.

      1.6 AMENDMENT TO CLOSING CONDITIONS. The condition set forth in Section 7.2(f) (delivery of Non-Disclosure and Assignment of Inventions Agreements) of the Asset Purchase Agreement shall no longer be a condition to Closing. Salsa Digital shall use its best efforts to facilitate the meeting of the condition specified in Section 7.2(f) of the Asset Purchase Agreement as soon as possible after Closing.

      1.7 EMPLOYEE BENEFIT PLANS. The last sentence of Section 9.12 of the Asset Purchase Agreement is hereby revised to read in its entirety as follows:
"The Purchasing Subsidiaries shall give such employees full credit under the Purchasing Subsidiaries' respective plans for such employees' service before the Closing Date to Salsa Digital or the Selling Subsidiaries, including, without limitation, accrued vacation and personal time, in each case, to the extent the Purchasing Subsidiaries are not required to pay cash in lieu of such service."

      1.8 TRANSFER OF FUNDS FROM SALSA DIGITAL AND THE SELLING SUBSIDIARIES. A new Section 9.15 is hereby added to the Asset Purchase Agreement, which shall read in its entirety as follows:

            "9.15 TRANSFER OF FUNDS FROM SALSA DIGITAL AND THE SELLING SUBSIDIARIES. It being acknowledged by the parties hereto that Salsa Digital and the Selling Subsidiaries are obligated to transfer to NUR and the Purchasing Subsidiaries all cash and cash equivalents included within the definition of Purchased Assets under
      Section 1.2(a) of the Asset Purchase Agreement (the "Cash") on the Closing Date and that Salsa Digital and Signtech China will not be able to transfer the Cash held for the benefit of Signtech China (the "China Cash") on the Closing Date, Salsa Digital and Signtech China agree to transfer the China Cash as soon as possible after the Closing, but no later than 45 days from the Closing Date. If Salsa Digital and Signtech China are not able to transfer the China Cash to NUR and the Purchasing Subsidiaries within 45 days after the Closing Date, Salsa Digital shall pay to NUR an amount in cash equal to the value of the China Cash to which NUR is then entitled as calculated in Section 3.1(c) of the Agreement and NUR and the Purchasing Subsidiaries shall have no further obligation under
      Section 3.1(c) of the Agreement."

      1.9 TRANSFER OF INTELLECTUAL PROPERTY. A new Section 9.16 is hereby added to the Asset Purchase Agreement, which shall read in its entirety as follows:

            "9.16 TRANSFER OF INTELLECTUAL PROPERTY. Salsa Digital shall execute and transfer, no later than August 8, 2000, at its own expense, all Intellectual Property and rights thereto included within the Purchased Assets that are not transferred by the Closing Date and shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey such Intellectual Property to the Purchasing Subsidiaries. If such Intellectual Property and the rights there to are not so transferred as required by NUR, then NUR and the Purchasing Subsidiaries shall, without any further notice, be entitled to rely upon the following power of attorney and Salsa Digital shall reimburse NUR and the Purchasing Subsidiaries, as the case may be, within five business days for all costs, fees and expenses incurred in connection with the transfer of such Intellectual Property: All of NUR's and the Purchasing Subsidiaries' rights and remedies with respect to the transfer of Intellectual Property included within the Purchased Assets, whether established by this Agreement or by any other agreements, document or by law, shall be cumulative and may be exercised singularly or concurrently. Salsa Digital, the Selling Subsidiaries and the Former IP Holders (as defined below) (collectively, the "IP Transferors") hereby authorize NUR or any of the Purchasing Subsidiaries to make, constitute and appoint any officer or agent of NUR or any of the Purchasing Subsidiaries it may select, in its sole discretion, as the IP Transferors' true and lawful attorney-in-fact, with power at any time, to endorse any of the IP Transferors' names on all applications, documents, papers and instruments necessary or desirable for NUR or any of the Purchasing Subsidiaries in the use and transfer of the Intellectual Property and rights thereto. The IP Transferors hereby ratify all that such attorney shall lawfully do or cause to be done pursuant to this Section 9.16. The failure of the IP Holders to transfer the Intellectual Property and rights thereto before August 8, 2000 shall not relieve such persons of their respective obligations to do so. The "Former IP Holders" shall mean Signtech USA, Ltd., James Gandy, and Kartar Gandy Limited Partnership."

      1.10 TRANSFER OF SIGNTECH JAPAN. A new Section 9.17 is hereby added to the Asset Purchase Agreement, which shall read in its entirety as follows:

            "9.17 TRANSFER OF SIGNTECH JAPAN. It being acknowledged by the parties hereto that Salsa Digital and the Selling Subsidiaries are obligated to transfer to NUR and the

      Purchasing Subsidiaries 100% of the ownership interest in Signtech Japan on the Closing Date (collectively the "Selected Subsidiary Stock") and that Salsa Digital and the Selling Subsidiaries will not be able to transfer the Selected Subsidiary Stock on the Closing Date, Salsa Digital and the Selling Subsidiaries agree to transfer the Selected Subsidiary Stock as soon as possible after the Closing, but no later than 10 days from the Closing Date. If Salsa Digital and the Selling Subsidiaries are not able to transfer the Selected Subsidiary Stock to NUR and the Purchasing Subsidiaries within 10 days after the Closing Date, then NUR and the Purchasing Subsidiaries shall, without any further notice, be entitled to rely upon the following power of attorney and Salsa Digital shall reimburse NUR and the Purchasing Subsidiaries, as the case may be, within five business days for all costs, fees and expenses incurred in connection with the transfer of the Selected Subsidiary Stock: All of NUR's and the Purchasing Subsidiaries' rights and remedies with respect to the transfer of the Selected Subsidiary Stock included within the Purchased Assets, whether established by this Agreement or by any other agreements, document or by law, shall be cumulative and may be exercised singularly or concurrently. Salsa Digital and the Selling Subsidiaries (collectively, the "Stock Transferors") hereby authorize NUR or any of the Purchasing Subsidiaries to make, constitute and appoint any officer or agent of NUR or any of the Purchasing Subsidiaries it may select, in its sole discretion, as the Stock Transferors' true and lawful attorney-in-fact, with power at any time, to endorse any of the Stock Transferors' names on all applications, documents, papers and instruments necessary or desirable for NUR or any of the Purchasing Subsidiaries in the use and transfer of the Selected Subsidiary Stock and rights thereto. The Stock Transferors hereby ratify all that such attorney shall lawfully do or cause to be done pursuant to this Section 9.17. The failure of Salsa Digital and the Selling Subsidiaries to transfer the Selected Subsidiary Stock within 10 days after the Closing Date shall not relieve such entities of their respective obligations to do so."

      1.11 CLOSURE REPORT. Salsa Digital shall timely submit a Closure Report to the Texas Natural Resources and Conservation Commission and obtain closure from such commission with respect to the environmental issues identified on the property in San Antonio, Texas. Once obtained Salsa Digital shall promptly deliver a copy of the Closure Report to NUR.

                                   ARTICLE II
                                  MISCELLANEOUS

      2.1 APPLICABLE LAW. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made and wholly to be performed therein (without giving effect to principles of conflicts of laws).

      2.2 BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors, permitted assigns and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors, permitted assigns and legal representatives any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      2.3 ASSIGNABILITY. This Agreement shall not be assignable by either party without the prior written consent of the other party.

      2.4 AMENDMENTS. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

      2.5 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.



                                    SALSA DIGITAL, LTD.
                                    By: Gandy Technologies, LLC, General Partner

                                    By:     /s/ James Gandy
                                        ----------------------------------------
                                        James Gandy
                                        Manager

                                    SIGNTECH JAPAN, LTD.

                                    By:     /s/ James Gandy
                                        ----------------------------------------
                                        James Gandy
                                        President and Chief Executive Officer

                                    SALSA DIGITAL DO BRASIL, LTDA.

                                    By:    /s/ James Gandy
                                        --------------------------------------
                                        James Gandy
                                        President and Chief Executive Officer

                                    SALSA DIGITAL (GUANGZHOU) LTD.

                                    By:     /s/ James Gandy
                                        ----------------------------------------
                                        James Gandy
                                        President and Chief Executive Officer

                                    SALSA DUBAI CORP.

                                    By:     /s/ James Gandy
                                        -------------------------------------
                                        James Gandy
                                        President and Chief Executive Officer

                                    SALSA TECHNOLOGY PTE LTD.


                                    By:     /s/ James Gandy
                                        ----------------------------------------
                                        James Gandy
                                        President and Chief Executive Officer

                                    SIGNTECH USA, LTD. (ONLY WITH RESPECT TO
                                    SECTION 1.9 HEREOF), BY
                                    GANDY GROUP INC., GENERAL PARTNER


                                    By:     /s/ James Gandy
                                        ----------------------------------------
                                        James Gandy
                                        Vice President


                                            /s/ James Gandy
                                    --------------------------------------------
                                    James Gandy (only with  respect to Section
                                    1.9 hereof), individually


                                    KARTER GANDY LIMITED PARTNERSHIP (ONLY
                                    WITH RESPECT TO SECTION 1.9 HEREOF)


                                    By:     /s/ Kartar Gandy
                                        ----------------------------------------
                                        Kartar Gandy
                                        General Partner

                                    NUR MACROPRINTERS LTD.

                                    By:     /s/ Erez Shachar
                                        ----------------------------------------
                                        Erez Shachar
                                        President and Chief Executive Officer

                                    SALSA DIGITAL PRINTERS LTD.

                                    By:     /s/ Erez Shachar
                                        ----------------------------------------
                                        Erez Shachar
                                        President

                                    NUR HUNGARY TRADING AND SOFTWARE
                                    LICENSING LIMITED LIABILITY COMPANY


                                    By:     /s/ Hilel Kremer
                                        ----------------------------------------
                                        Hilel Kremer
                                        Managing Director

                                    NUR ASIA PACIFIC LTD.


                                    By:     /s/ Erez Shachar
                                        ----------------------------------------
                                          Erez Shachar
                                          Director

                                    NUR EUROPE S.A.


                                    By:     /s/ Erez Shachar
                                        ----------------------------------------
                                        Erez Shachar
                                        Director

                                    ENCRE CONSUMABLES B.V.


                                    By:      /s/ Hilel Kremer
                                        ----------------------------------------
                                          Hilel Kremer
                                          Authorized Representative

Exhibit 3.2 (dated July 3, 2000)

                          ALLOCATION OF PURCHASE PRICE,
                    PURCHASED ASSETS AND ASSUMED LIABILITIES

   (capitalized terms shall have the meanings set forth in the Asset Purchase
                             Agreement, as amended)

      (a) ALLOCATION OF THE PURCHASE PRICE. The allocation of the Purchase Price shall be made by NUR and Salsa Digital within 30 days after the Closing.

      (b) ALLOCATION OF PURCHASED ASSETS AND ASSUMED LIABILITIES. The Purchased Assets and Assumed Liabilities shall be allocated among the Purchasing Subsidiaries in the following order:

            (1)       Tangible Assets:

                      (A) All tangible Purchased Assets located in China on the date hereof shall be allocated and transferred to NUR Asia Pacific Ltd.

                      (B) All tangible Purchased Assets located in Belgium on the date hereof shall be allocated and transferred to NUR Europe S.A.

                      (C) 100% of the outstanding capital stock of Signtech Japan, Ltd. shall be allocated and transferred Encre Consumables B.V.

                      (D) The Subsidiary Purchase Option is not being exercised with respect to Salsa Technology Pte Ltd. or Salsa Digital DO Brasil, except to the extent of the Salsa Brasil Purchase Option

                      (E) All other tangible assets included in the Purchased Assets under the Asset Purchase Agreement shall be allocated and transferred to Salsa Digital Printers Ltd.

            (2) Intangible Assets. Intangible Assets shall mean Intellectual Property, including, without limitation, all trademarks, trade names, technology, know-how, manufacturing rights, distribution rights, customer lists and goodwill.

                      (A) All Intangible Assets shall be allocated and transferred to NUR Hungary Trading and Software Licensing Limited Liability Company, except as set forth in (2)(B) below.

                      (B) All rights to use the Intellectual Property in the United States shall be allocated to Salsa Digital Printers Ltd. The ownership of all US trademarks and patents shall be held by Salsa Digital Printers Ltd.



                                        2